UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2017

TIME INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36218	13-3486363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street

New York, NY 10281

(Address of Principal Executive Offices) (Zip Code)

212-522-1212

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 1 to Credit Agreement

On October 11, 2017, Time Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its Credit Agreement, dated as of April 24, 2014 (the “Existing Credit Agreement”), among the Company, the subsidiary guarantors party thereto from time to time, the lenders party thereto from time to time and Citibank, N.A., as administrative agent, which amends and restates the Existing Credit Agreement (as so amended and restated, the “Amended and Restated Credit Agreement”) in order to, among other things, (i) extend the maturity of its revolving credit facility (the “Revolving Credit Facility”) from June 2019 to October 2022 and the maturity of its outstanding term “B” loan (the “Term Loan” and, together with the Revolving Facility, the “Senior Credit Facilities”) from April 2021 to October 2024, or, in each case, if more than $100.0 million of the Company’s 5.75% Senior Notes due 2022 (the “Existing Notes”) are outstanding on January 14, 2022 (the “Springing Maturity Date”), the Springing Maturity Date, (ii) reduce the revolving credit commitments under the Revolving Credit Facility from $500.0 million to $300.0 million (of which $185.0 million will be available for the issuance of letters of credit) and (iii) to amend certain other provisions thereof.

The interest rates applicable to the Term Loan under the Amended and Restated Credit Agreement are, at the Company’s option, equal to either a Eurocurrency rate or a base rate, plus an applicable margin equal to 3.50% for Eurocurrency rate loans and 2.50% for base rate loans, subject to a 1.00% interest rate floor for Eurocurrency rate loans. Loans under the Revolving Credit Facility remain subject to an interest rate ranging from 2.25% to 2.00% for Eurocurrency rate loans or from 1.25% to 1.00% for base rate loans, depending on the Company’s consolidated secured net leverage ratio, and a fee of 0.375% on the unused portion of commitments under the Revolving Credit Facility.

The Senior Credit Facilities are secured by the same collateral and guaranteed by the same guarantors as under the Existing Credit Agreement.

The above description of the Amendment and the Amended and Restated Credit Agreement is qualified in its entirety by reference to the terms of those documents, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

7.50% Senior Notes due 2025

On October 11, 2017, the Company completed the private offering of $300.0 million aggregate principal amount of its 7.50% senior unsecured notes due 2025 (the “Notes”). The Notes were issued under an Indenture, dated as of October 11, 2017 (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto and Citibank N.A., as trustee (the “Trustee”). The Notes will bear interest at a rate of 7.50% per year. The Company will pay interest on the Notes on April 15 and October 15 of each year, commencing April 15, 2018. The Notes will mature on October 15, 2025. The Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s existing and future unsecured senior indebtedness. The Company’s obligations under the Notes are guaranteed on a senior unsecured basis by the same guarantors that guarantee the Senior Credit Facilities. The Indenture contains certain customary restrictions, including among other things, limitations on the ability of the Company and its restricted subsidiaries to incur indebtedness; make certain investments and restricted payments; create liens; consolidate, merge or sell all or substantially all of its or their assets; enter into transactions with affiliates; sell, transfer or otherwise convey certain assets; enter into sale/leaseback transactions; and engage in businesses not similar to those of the Company and its restricted subsidiaries.

The Company intends to use the net proceeds from the offering of Notes, together with cash on hand, to (i) repay approximately $200.0 million of the outstanding borrowings under the Term Loan, (ii) repurchase approximately $50 million aggregate principal amount of the Existing Notes in a privately negotiated repurchase, (iii) reduce by an aggregate amount of approximately $50 million, on or prior to December 31, 2017 and in one or more transactions, the outstanding principal amount of, at the Company’s option, either the Term Loan or the Existing Notes, or a combination of both, and (iv) pay fees and expenses of the transactions described above.

The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act.

The above description of the Indenture is qualified in its entirety by reference to the terms of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document Description

4.1	Indenture, dated as of October 11, 2017, by and among Time Inc., the subsidiary guarantors party thereto and Citibank, N.A., as trustee.

10.1	Amendment No. 1, dated as of October 11, 2017, to the Credit Agreement dated April 24, 2014, by and among Time Inc., the subsidiary guarantors party thereto, the lenders party thereto and Citibank, N.A. as administrative agent.

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Indenture, dated as of October 11, 2017, by and among Time Inc., the subsidiary guarantors party thereto and Citibank, N.A., as trustee.

10.1	Amendment No. 1, dated as of October 11, 2017, to the Credit Agreement dated April 24, 2014, by and among Time Inc., the subsidiary guarantors party thereto, the lenders party thereto and Citibank, N.A. as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME INC. (Registrant)

By:	/s/ Susana D’Emic
Susana D’Emic
Executive Vice President and Chief Financial Officer

Date: October 11, 2017